CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in the Registration Statement of Western Country Clubs, Inc. on Form SB-2 of our report dated March 8, 1997, relating to the balance sheet of Western Country Clubs, Inc.as of December 31, 1996, and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Atlanta, Georgia                                 /s/ Gross Collins + Cress, P.C.
June 25, 1997                                       Gross Collins + Cress, P.C.